Contacts:	Jeanne Glass	Dan Kaferle
	Investor Relations	Public Relations
	(631) 342-2131	(631) 342-2111
	jeanne.glass@ca.com	daniel.kaferle@ca.com

CA PROVIDES PRELIMINARY FOURTH QUARTER
AND FULL-YEAR RESULTS

Expects Q4 Revenue of Approximately $850 Million
And GAAP EPS of $0.06 to $0.07

Reschedules Full Reporting of Financials

Announces Intention to Amend Q2 and Q3 Filings
To Defer Approximately $9 Million in Revenue

ISLANDIA, N.Y., May 6, 2004 - Computer Associates International, Inc. (NYSE:CA) today issued preliminary financial results for its fourth quarter and fiscal year, ended March 31, 2004.  In addition, the Company said it would report final results one to two weeks later than its originally scheduled reporting date of May 12.

CA said it expects revenue for the fourth quarter to be approximately $850 million as compared to previous guidance of between $845 million to $865 million.  The Company expects to report revenue for the full fiscal year of approximately $3.28 billion as compared to previous guidance of between $3.29 billion to $3.31 billion.

The Company also expects GAAP earnings per share, from continuing operations, to be between $0.06 and $0.07 for the quarter and a GAAP loss per share from continuing operations of between $0.04 and $0.06 for the full year, which is slightly better than previous guidance.  Including the gain on the sale of its ACCPAC subsidiary completed in the fourth fiscal quarter, the Company expects to achieve GAAP net income for the year of between $0.04 and $0.06 per share.  This will represent a return to GAAP profitability for the first fiscal year since CA adopted its new business model in October 2000.

Fourth quarter non-GAAP earnings per share are expected to be in the range of $0.17 to $0.18 for the quarter and $0.60 or $0.61 for the full year, in line with previous guidance.

"These preliminary results reflect the solid performance CA enjoyed in the fourth quarter," said Jeff Clarke, CA's chief operating officer.  "Our fourth quarter bookings (new deferred subscription revenue) increased more than 30 percent year-over-year.  In addition, for the year, cash flow from operations is expected to top $1.25 billion, bringing CA's cash balance to $1.9 billion.  The ending deferred subscription revenue balance is expected to exceed $4.2 billion."

Clarke said bookings were strong in all geographies, especially in Europe and North America.  He said CA's eTrust, Unicenter, AllFusion and BrightStor product areas in particular showed excellent growth.

Clarke said the rescheduling of final fourth quarter and year-end results was a result of the manpower reallocation due to the recent restatement of financial results for CA's 2000 and 2001 fiscal years.

"Our April 26 restatement was an extensive and time-consuming process," said Clarke.  "It involved a concerted effort by many people at CA and our independent auditors to ensure we completed the work with the necessary rigor and diligence.  This effort, which consumed thousands of person hours, unfortunately necessitated a delay in reporting current results."

Clarke said CA will revise its previously filed Form 10-Qs to defer approximately $4 million of previously recognized revenue in the second quarter of fiscal 2004 and approximately $5 million in the third quarter of fiscal 2004.  The revision is due to an adjustment in the way the Company calculates subscription revenue.  The $9 million in revenue will be recognized in subsequent periods.

"While the overall revenue impact is very small, it speaks strongly to our desire to be precise and thorough in our reporting," he said.

The Company expects to file its audited annual report on Form 10-K prior to the required filing date of June 14, 2004.  In addition, the Company expects to file at that time amended quarterly reports including adjustment of revenue for the periods ended Sept. 30, 2003, and Dec. 31, 2003.  The Company said it expects accompanying independent auditor's review reports will also be filed at that time.

The Company will host a webcast at 10 a.m. EDT today to review the announcement. Individuals can access the webcast at http://ca.com/invest or listen to the call at 1 (706) 679-5227.

Forward Looking Statement

In addition to the historical information presented, certain statements in this release may constitute "forward-looking statements" that involve risks and uncertainties.  Actual results could differ materially from those projected or forecasted in the forward-looking statements.  Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the Company's business model; risks associated with changes in the way in which the Company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly sales consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; the outcome of pending or future governmental inquiries; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  CA assumes no obligation to update the information in this press release, except as otherwise required by law.

Non-GAAP Financial Measures

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP).  Non-GAAP "operating" net income and earnings per share exclude non-cash amortization of acquired technology and other intangibles, the shareholder litigation settlement charge, and the associated tax effects of these items.  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  By excluding non-cash acquisition related charges and the shareholder litigation settlement charge, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, comparisons to competitors' operating results, and to estimates made by securities analysts.  Management uses these non-GAAP financial measures internally to evaluate its performance and is a key variable in determining management incentive compensation.  We believe these non-GAAP financial measures are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making.  In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in previous earnings press releases, which can be found on the Company's website at http://ca.com.  For purposes of the non-GAAP earnings per share referenced herein, the non-GAAP adjustments for the fourth quarter include approximately $113 million of acquisition amortization expense and $2 million of interest on dilutive convertible bonds.  For the full fiscal year non-GAAP adjustments include approximately $462 million of acquisition amortization, $7 million of interest on dilutive convertible bonds and $158 million related to a shareholder litigation settlement.  An estimated effective tax rate of 37.5% is applicable to the above pre-tax stated adjustments.

About CA

Computer Associates International, Inc. (NYSE:CA), the world's largest management software company, delivers software and services across infrastructure, security, storage and life cycle management to optimize the performance, reliability and efficiency of enterprise IT environments.  Founded in 1976, CA is headquartered in Islandia, N.Y., and operates in more than 100 countries.  For more information, please visit http://ca.com.

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© 2004 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.